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                                                                  EXHIBIT 5.01



                                  July 24, 1997

Macromedia, Inc.
600 Townsend Street
San Francisco, CA  94103


Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 25, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,074,824 shares of your Common Stock (the "Stock"), all of which are presently issued and outstanding and will be sold by certain of your stockholders (the "Selling Stockholders").

         In rendering this opinion, we have examined the following:

         (1) the Registration Statement, together with the exhibits filed as a part thereof and the documents incorporated by reference thereto;

         (2) the Prospectus prepared in connection with the Registration Statement and the documents incorporated by reference thereto;

         (3) The Agreement and Plan of Reorganization dated March 14, 1996 among you, Iband, Inc. and the shareholders of Iband, Inc. and the exhibits and schedules attached thereto;

         (4) The Agreement and Plan of Reorganization dated December 31, 1996 among you, FutureWave Software, Inc. and the shareholders of FutureWave Software, Inc. and the exhibits and schedule attached thereto;

         (5) the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books that are in our possession;

         (6) Your Amended and Restated Certificate of Incorporation dated as of August 17, 1994 as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation dated September 22, 1995 (collectively, the "Certificate of Incorporation") and your Bylaws as amended to date (the "Bylaws"); and

         (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all


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Macromedia, Inc.
July 24, 1997
Page 2


documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non- existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

         Based upon the foregoing, it is our opinion that the 1,074,824 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                     Very truly yours,



                                     /s/ Fenwick & West LLP



                                     FENWICK & WEST LLP